Exhibit 32.1

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Female Health Company (the "Company") certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2012 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  July 31, 2012                                                                            /s/ O. B. Parrish
O. B. Parrish
Chief Executive Officer

Dated:  July 31, 2012                                                                            /s/ Donna Felch
Donna Felch
Chief Financial Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.